COMMUNICATION FOR BROKER DEALERS AND FINANCIAL ADVISORS
WHO ARE AFFILIATED WITH AMERICAN REALTY CAPITAL
NEW YORK RECOVERY REIT, INC. SELLING GROUP MEMBERS

NOT FOR FURTHER DISTRIBUTION

We are writing to inform you that, as of December 11, 2013, American Realty Capital New York Recovery REIT, Inc. (“ARC NYRR”) has received subscriptions for shares it believes will be sufficient to reach the full number of shares that NYRR may issue under its approximate $1.7 billion non-traded initial public offering of common stock (including amounts reallocated from its distribution reinvestment plan (“DRIP”)).

As previously announced with respect to the filing of its follow-on offering registration statement, ARC NYRR will not raise, in the aggregate, more than the total amount of shares registered for sale in its initial public offering (including reallocated DRIP shares).  In light of ARC NYRR's equity raised to date and the completion of its initial public offering, ARC NYRR will not commence its follow-on offering.

ARC NYRR and its transfer agent will process as many subscriptions as they can that were received in good order through yesterday, Wednesday, December 11, 2013.

Any subscription that ARC NYRR is unable to accept will be promptly returned.

Your firm has been an important part of the selling group and we appreciate your efforts to support ARC NYRR’s fundraising.

Please feel free to contact us with any questions on this announcement.

Michael Weil Chairman Realty Capital Securities, LLC	R. Lawrence Roth Chief Executive Officer Realty Capital Securities, LLC	Louisa Quarto President Realty Capital Securities, LLC

Not For Further Distribution
Please do not forward this electronic communication.

Copyright (C) 2013 Realty Capital Securities, LLC All rights reserved.

Realty Capital Securities, LLC (Member FINRA/SIPC) is the dealer manager for American Realty Capital New York Recovery REIT, Inc. This is neither an offer to sell or a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.

To obtain a prospectus for any of these offerings, please contact Realty Capital Securities, LLC (Member FINRA/SIPC), Three Copley Place, Suite 3300, Boston, MA 02116, 877-373-2522.